Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to the reference to our firm under the caption “Experts” and to the use of our report dated November 6, 2012, included in the Registration Statement (Form S-1 No. 333-185642) and related Prospectus of TRI Pointe Homes, Inc.

/s/ ERNST & YOUNG LLP

Irvine, California

January 30, 2013